EXHIBIT 4.1

PROMISSORY NOTE

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED (THE "FEDERAL ACT"), THE GEORGIA SECURITIES ACT OF 1973, AS AMENDED, OR ANY OTHER STATE SECURITIES LAW. THIS PROMISSORY NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, HYPOTHECATED, SOLD, OR TRANSFERRED, NOR WILL ANY ASSIGNEE OR TRANSFEREE HEREOF BE RECOGNIZED BY THE MAKER HEREOF AS HAVING ANY INTEREST IN THIS PROMISSORY NOTE, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THIS PROMISSORY NOTE UNDER ANY APPLICABLE STATE LAW AND THE FEDERAL ACT OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED BY REASON OF AN EXEMPTION FROM REGISTRATION UNDER ANY APPLICABLE STATE LAW AND THE FEDERAL ACT.

Atlanta, Georgia

October 5, 2005

For value received, SPECTRX, INC., a Delaware corporation (the "Company"), promises to pay to the order of Leif Bowman, an individual resident with an address of 25728 Wilde Ave, Steveson Ranch, CA 91381 and Mark A. Samuels an individual resident with an address of 4400 Missendell Lane, Norcross, GA 30092 (the "Noteholders"), the principal sum of THIRTY THOUSAND AND NO/100 DOLLARS ($30,000) each (for a total of $60,000), plus interest on the dates and in the amounts described below.

The Company promises to pay interest monthly in arrears (on the first business day of each month, commencing November, 2005), such interest calculated at an annual rate of fifteen percent (15%), and to pay any remaining principal and interest due under this Note, on the earlier to occur of (a) January 5, 2006 or (b) 10 days after the closing and funding of any financing in which the Company receives at least $500,000 in net proceeds. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds to each Noteholder at SpectRx, Inc., 4955 Avalon Ridge Parkway, Suite 300, Norcross, GA 30071, or such other address as may be specified from time to time as the Noteholders hereof may designate in writing. All payments shall be paid prorata to each Noteholder in proportion to such Noteholders funding. Any payments received hereunder by a Noteholder other than in accordance with the immediately preceding sentence shall be deemed held by such Noteholder in trust ratably for the benefit of each Noteholder.

Should any installment not be paid when due, then the entire unpaid principal sum evidenced by this note, with all accrued interest, shall, at the option of the Noteholders, and with 10 days notice to the undersigned, become due and may be collected forthwith, time being of the essence of this contract. It is further agreed that failure of the Noteholders to exercise this right of accelerating the maturity of the debt, or any indulgence granted from time to time, shall in no event be considered as a waiver of such right of acceleration or estop the Noteholders from exercising such right.

At the option of the Company, all or any portion of the unpaid principal sum of, or accrued interest on, the indebtedness represented hereby may be prepaid from time to time without premium, penalty or payment of unaccrued interest.

A Security Agreement of even date herewith has been executed in conjunction with this Note to provide security and collateral for this Note.

In case this Note is collected by action at law, or through an attorney at law, all costs of collection, including reasonable attorney's fees, shall be paid by the Company. Any reasonable fees or actual costs incurred by Noteholder in conjunction with funding this Note shall be paid by the Company.

The Company hereby waives and renounces any and all exemption rights it may have under or by virtue of the Constitution or laws of Georgia, or any other State, or the United States, as against this debt or any renewal thereof; and further waives demand, protest and notice of demand, protest and non-payment.

In case of default in the payment after demand therefor, and in case the Noteholders of this note should elect, on account of such default, to declare the unpaid balance of the principal sum due and payable, said principal sum, or so much thereof as may remain unpaid at the time of such default, shall bear interest at the rate of eighteen percent (18%) per annum from the date of such default.

Any waiver of a right hereunder by a Noteholder shall be effective only against such Noteholder.

This contract is to be construed in all respects and enforced according to the laws of the State of Georgia.

[SIGNATURE ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.

SPECTRX, INC. (Corporate SEAL)

BY:

/s/ Siraj Noorani

TITLE: Controller and Principal Accounting Officer

SECURITY AGREEMENT

This SECURITY AGREEMENT is made on this 5th day of October, 2005 between SpectRx, Inc. ("Debtor"), and Mark A. Samuels and Leif Bowman (together the "Secured Parties").

1. SECURITY INTEREST. Debtor hereby grants to the Secured Parties a second security interest (subordinate to the note for $ 100,000 issued September 6, 2005) in the right of Debtor to receive payments after the date hereof pursuant to Sections 2.3 and 2.4 of that certain Asset Purchase Agreement, dated March 6, 2003, between Debtor and Respironics, Inc., a Delaware corporation ("Respironics"), but excluding for the avoidance of doubt any amounts previously advanced by Respironics against such payments, whether pursuant to that certain agreement, dated June 27, 2005, between Debtor and Respironics or otherwise and a first security interest in all other assets of the company.

The Security Interest shall secure the payment and performance of Debtor's promissory note of even date herewith in the aggregate principal amount of Sixty Thousand ($60,000) Dollars ($30,000 owed to each of the Secured Parties) (the "Note") and the payment and performance of all other liabilities and obligations of Debtor to the Secured Parties of every kind and description, direct or indirect, absolute or contingent, due or to become due now existing or hereafter arising under the Note.

2. COVENANTS. Debtor hereby warrants and covenants: (a) the Debtor will not sell, dispose, or otherwise transfer the Collateral, or any interest therein, without the prior written consent of each Secured Party, and the Debtor shall keep the collateral free from unpaid charges (including rent), taxes, and liens; (b) the Debtor shall execute alone or with the Secured Parties a Uniform Commercial Code financing statement and pay the cost of filing the same in all public offices wherever filing is deemed by a Secured Party to be necessary.

3. DEFAULT. The Debtor shall be in default under this Agreement upon the happening of any of the following: (a) any noncompliance with or nonperformance of the Debtor's obligations under the Note or this Agreement, or (b) an assignment of assets is made by the Company for the benefit of creditors, or (c) an attachment or receivership of the Company's assets not dissolved within ninety (90) days, or (d) the institution of bankruptcy proceedings in respect of the Company, whether voluntary or involuntary, which is not dismissed within ninety (90) days from the date on which it is filed. Upon default and at any time thereafter, either Secured Party may declare all obligations secured hereby immediately due and payable and shall have the remedies of a Secured Party under the Uniform Commercial Code. Any waiver by the Secured Parties of any right hereunder shall require the consent of both Secured Parties, and no waiver by the Secured Parties of any default shall operate as a waiver of any other default or of the same default on a future occasion. This Agreement shall inure to the benefit up and bind the heirs, executors, administrators, successors, and assigns of the parties. This Agreement shall have the effect of an instrument under seal.

SPECTRX, INC.

/s/ Siraj Noorani
_______________________________
Controller and Principal Accounting Officer